ACCOUNTANTS' CONSENT



The Board of Directors
CryoLife, Inc.


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                KPMG MARWICK LLP
                                KPMG MARWICK LLP



Atlanta, Georgia
November 20, 1996